                                                                  EXHIBIT 5.1


                                     July 1, 1998


Burnham Pacific Properties, Inc.
610 West Ash Street
San Diego, CA  92101

     Re:  Burnham Pacific Properties, Inc.
          Registration on Form S-8 of Common
          Stock and Interests in 401(k) Plan
          ---------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 100,000 shares (the "Shares") of Common Stock, par value $ 0.01 per share, (the "Common Stock"), of Burnham Pacific Properties, Inc. (the "Company") and interests in the 401(k) Retirement Savings Plan (the "Plan") sponsored by Burnham Pacific Operating Partnership, L.P. (the "Operating Partnership") and its subsidiaries which may be issued pursuant to the Company's 401(k) Retirement Savings Plan.

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan, the Articles of Incorporation and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement on Form S-8 under the Act relating to the Shares; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this option.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other that the laws of the United States of America and the Maryland General Corporate Law, and also express no opinion with respect to the blue sky or Securities Laws of any State.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the Registration Statement and the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                   Very truly yours,


                                   /s/ Goodwin, Procter & Hoar  LLP
                                   ---------------------------------
                                   Goodwin, Procter & Hoar  LLP

                                           9